Exhibit 99.1

WhiteHorse Finance, Inc. Announces First Quarter 2019 Earnings Results

NEW YORK, NY, May 8, 2019 – WhiteHorse Finance, Inc. (“WhiteHorse Finance” or the “Company”) (NASDAQ: WHF) today announced its financial results for the quarter ended March 31, 2019.

First Quarter 2019 Summary Highlights

•	Net Asset Value of $315.0 million, or $15.33 per share
•	New investments of $32.3 million
•	Net investment income of $7.6 million, or $0.370 per share
•	Core net investment income of $7.5 million, or $0.365 per share(1)
•	First quarter distribution of $0.355 per share

(1) Core net investment income is a non-GAAP financial measure. The Company believes that core net investment income provides useful information to investors and management because it reflects the Company's financial performance excluding (i) the net impact of costs associated with the refinancing of the Company’s indebtedness, (ii) the accrual of the capital gains incentive fee attributable to net realized and unrealized gains and losses, and (iii) excise and other income taxes related to such net realized gains and losses (net of incentive fees). The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. Additional information on core net investment income and a reconciliation of core net investment income to its most directly comparable GAAP financial measure, net investment income, are set forth in Schedule 1 hereto.

Stuart Aronson, WhiteHorse Finance’s Chief Executive Officer commented, “Our transaction activity during the seasonally slow first quarter validates the competitive advantage of our three-tiered sourcing architecture, allowing us to remain disciplined in our sourcing and capital deployment while preserving our pipeline and keeping NAV stable. During the quarter we increased our allocation to first-lien senior-secured loans to comprise 80 percent of our portfolio, and we’ll continue pursuing opportunities in less competitive areas of the lower middle market at our traditional leverage levels, which we believe drives our ultimate goal of enhancing shareholder value.”

Portfolio and Investment Activity

As of March 31, 2019, the fair value of WhiteHorse Finance’s investment portfolio was $468.4 million, compared with $469.6 million as of December 31, 2018. The portfolio at March 31, 2019 consisted of 56 positions across 41 companies with an average debt investment size of $9.5 million and a weighted average effective yield of 11.7% on debt investments. The majority of the portfolio was comprised of senior secured loans, and these loans were substantially all variable-rate investments (primarily indexed to LIBOR), which should continue to position the portfolio well for a potential stable interest rate environment.

During the three months ended March 31, 2019, WhiteHorse Finance made investments in four new portfolio companies totaling $32.3 million. Also, the Company added $2.9 million to an existing portfolio company, exclusive of refinancing. Gross proceeds from sales and repayments totaled approximately $38.5 million for the quarter, driven by the full repayment of Caelus Energy Alaska O3, LLC of $17.3 million and the sale of the Company’s remaining position in Outcome Health for $5.5 million. In addition, WhiteHorse Finance refinanced its $17.1 million first lien investment to JVMC Holdings Corp., increasing its position by adding a net $0.1 million. The Company remained highly selective in deploying new investments.

Results of Operations

For the three months ended March 31, 2019, net investment income was approximately $7.6 million, compared with approximately $8.6 million for the same period in the prior year, representing a decrease of approximately 11.6%. The decrease in net investment income for the year-over-year period was primarily attributable to an increase in interest expense and a decrease in fee income. The decrease in fee income was attributable to a significantly higher amount of non-recurring fee income earned in the three months ended March 31, 2018 from prepayments on several of the Company’s investments.

1

For the three months ended March 31, 2019, WhiteHorse Finance reported a net realized and unrealized losses on investments of $0.6 million. This is comprised of net realized losses of $2.0 million and net unrealized gains on investments of $1.4 million. This compares with net realized and unrealized gains on investments of $5.3 million for the three months ended March 31, 2018. The decrease in net realized and unrealized gains on investments for the year-over-year period was primarily attributable to a realized loss of approximately $2.1 million generated on the sale of Outcome Health in current quarter and the prior year mark-up of the Company’s equity investment in Aretec Group, Inc. (which was sold in the fourth quarter of 2018).

WhiteHorse Finance reported a net increase in net assets resulting from operations of approximately $7.0 million for the three months ended March 31, 2019, which compares with a net increase of $13.9 million for the three months ended March 31, 2018.

WhiteHorse Finance’s NAV was $315.0 million, or $15.33 per share, as of March 31, 2019, as compared with $315.3 million, or $15.35 per share, as of December 31, 2018.

Liquidity and Capital Resources

As of March 31, 2019, WhiteHorse Finance had cash and cash equivalents of $36.9 million, as compared with $33.7 million as of December 31, 2018, inclusive of restricted cash. As of March 31, 2019, the Company also had $85.0 million of undrawn capacity under its revolving credit facility.

Distributions

On March 15, 2019, the Company declared a distribution of $0.355 per share for the quarter ended March 31, 2019, consistent for the twenty-sixth consecutive quarter since the Company’s IPO. The distribution was paid on April 3, 2019 to shareholders of record as of March 26, 2019.

Distributions are paid from taxable earnings and may include return of capital and/or capital gains. The specific tax characteristics of the distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in the Company's periodic reports filed with the Securities and Exchange Commission.

2

Conference Call

WhiteHorse Finance will host a conference call to discuss its first quarter results at 9:30 a.m. ET on Wednesday, May 8, 2019. To access the teleconference, please dial 706-758-9224 (domestic and international) approximately 10 minutes before the teleconference’s scheduled start time and reference ID # 2548319. Investors may also access the call on the investor relations portion of the Company’s website at www.whitehorsefinance.com.

If you are unable to access the live teleconference, a replay will be available beginning approximately two hours after the call’s completion through May 15, 2019. The teleconference replay can be accessed by dialing 404-537-3406 (domestic and international) and entering ID # 2548319. A webcast replay will also be available on the investor relations portion of the Company’s website at www.whitehorsefinance.com.

About WhiteHorse Finance, Inc.

WhiteHorse Finance is a business development company that originates and invests in loans to privately held, lower middle market companies across a broad range of industries. The Company's investment activities are managed by H.I.G. WhiteHorse Advisers, LLC, an affiliate of H.I.G. Capital, LLC, (“H.I.G. Capital”). H.I.G. Capital is a leading global alternative asset manager with $30 billion of capital under management(2) across a number of funds focused on the small and mid-cap markets. For more information about H.I.G. Capital, please visit http://www.higcapital.com. For more information about the Company, please visit http://www.whitehorsefinance.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

(2) Based on total capital commitments managed by H.I.G. Capital and affiliates.

3

SCHEDULE 1

As a supplement to GAAP financial measures, the Company has provided information relating to core net investment income, which is a non-GAAP measure. This measure is provided in addition to, but not as a substitute for, net investment income determined in accordance with GAAP. The Company’s non-GAAP measures may differ from similar measures by other companies, even if similar terms are used to identify such measures. Core net investment income represents net investment income adjusted to exclude the net impact of costs associated with the refinancing of the Company’s indebtedness, the accrual of the capital gains incentive fee attributable to net realized and unrealized gains and losses, and excise or other income taxes related to such net realized gains and losses (net of incentive fees). There were no excise and other income taxes related to net realized gains and losses for the quarter ended March 31, 2018. Additionally, the Company did not refinance any of its indebtedness nor did the Company recognize any capital gains incentive fees for the quarter ended March 31, 2018.

The following table provides a reconciliation of net investment income to core net investment income for the three months ended March 31, 2019 and March 31, 2018 (in thousands, except per share data):

	March 31, 2019		March 31, 2018
	Amount	Per Share Amounts	Amount	Per Share Amounts
Net investment income	$7,611	$0.370	$8,578	$0.418
Net impact of costs associated with refinancing of indebtedness	-	-	-	-
Accrual for capital gains incentive fee	(121)	(0.005)	-	-
Net impact of excise tax expense related to net realized gains and losses	-	-	-	-
Core net investment income	$7,490	$0.365	$8,578	$0.418

4

WhiteHorse Finance, Inc.

Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share data)

	March 31, 2019	December 31, 2018
	(Unaudited)
Assets
Investments, at fair value
Non-controlled/non-affiliate company investments	$458,795	$459,399
Non-controlled affiliate company investments	9,590	10,165
Total investments, at fair value (amortized cost $475,248 and $477,839, respectively)	468,385	469,564
Cash and cash equivalents	30,707	24,148
Restricted cash and cash equivalents	6,186	9,584
Interest receivable	6,833	4,616
Receivables from investments sold	8,818	5,608
Prepaid expenses and other receivables	583	575
Total assets	$521,512	$514,095

Liabilities
Debt	$176,197	$175,953
Management and incentive fees payable	15,356	11,193
Distributions payable	7,294	7,294
Payables for investments purchased	5,093	445
Accounts payable and accrued expenses	1,518	2,322
Interest payable	983	1,562
Advances received from unfunded credit facilities	64	30
Total liabilities	206,505	198,799

Commitments and contingencies

Net assets
Common stock, 20,546,032 and 20,546,032 shares issued and outstanding, par value $0.001 per share, respectively, and 100,000,000 authorized	21	21
Paid-in capital in excess of par	301,557	301,557
Accumulated undistributed earnings	13,429	13,718
Total net assets	315,007	315,296
Total liabilities and total net assets	$521,512	$514,095

Number of shares outstanding	20,546,032	20,546,032
Net asset value per share	$15.33	$15.35

5

 WhiteHorse Finance, Inc.

Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per share data)

	Three months ended March 31,
	2019	2018
Investment income
From non-controlled/non-affiliate company investments
Interest income	$14,492	$13,763
Fee income	1,157	2,192
From non-controlled affiliate company investments
Dividend income	275	650
Total investment income	15,924	16,605

Expenses
Interest expense	3,073	2,565
Base management fees	2,589	2,445
Performance-based incentive fees	1,751	2,144
Administrative service fees	158	175
General and administrative expenses	682	698
Total expenses, before fees waived	8,253	8,027
Base management fee waived	(177)	-
Total expenses, net of fees waived	8,076	8,027
Net investment income before excise tax	7,848	8,578
Excise tax	237	-
Net investment income after excise tax	7,611	8,578

Realized and unrealized gains (losses) on investments
Net realized losses
Non-controlled/non-affiliate company investments	(2,018)	-
Net realized losses	(2,018)	-
Net change in unrealized appreciation (depreciation)
Non-controlled/non-affiliate company investments	1,988	(2,911)
Non-controlled affiliate company investments	(576)	8,186
Net change in unrealized appreciation	1,412	5,275
Net realized and unrealized losses on investments	(606)	5,275
Net increase in net assets resulting from operations	$7,005	$13,853

Per Common Share Data
Basic and diluted earnings per common share	$0.34	$0.68
Dividends and distributions declared per common share	$0.36	$0.36
Basic and diluted weighted average common shares outstanding	20,546,032	20,531,948

6

WhiteHorse Finance, Inc.

Consolidated Schedule of Investments (Unaudited)

March 31, 2019

(in thousands)

Investment Type(1)	Spread Above Index(2)	Interest Rate(3)	Acquisition Date(10)	Maturity Date	Principal/ Share Amount	Amortized Cost	Fair Value(11)	Fair Value As A Percentage of Net Assets
North America
Debt Investments
Advertising
Fluent, LLC
First Lien Secured Term Loan	L+ 7.00%	9.50%	03/26/18	03/27/23	10,615	$10,615	$10,615	3.37%
	(0.50% Floor)
Air Freight & Logistics
Access USA Shipping, LLC
First Lien Secured Term Loan	L+ 8.00%	10.50%	02/08/19	02/08/24	5,833	5,748	5,742	1.82
	(1.50% Floor)
Automotive Retail
Team Car Care Holdings, LLC
First Lien Secured Term Loan(12)	base rate+ 7.99%	10.51%	02/26/18	02/23/23	17,068	16,768	16,727	5.31
	(1.00% Floor)
Broadcasting
Alpha Media, LLC
First Lien Secured Term Loan	L+ 6.25%	8.83%	08/14/18	02/25/22	5,901	5,735	5,889	1.87
	(1.00% Floor)
Multicultural Radio Broadcasting, Inc.
First Lien Secured Term Loan	L+ 8.00%	10.50%	12/28/17	12/28/22	17,412	17,151	17,272	5.48
	(1.00% Floor)
Rural Media Group, Inc.
First Lien Secured Term Loan	L+ 7.86%	10.60%	12/29/17	12/29/22	6,955	6,851	6,847	2.17
	(1.00% Floor)
					30,268	29,737	30,008	9.52
Cable & Satellite
Bulk Midco, LLC
First Lien Secured Term Loan	L+ 7.33%	9.93%	06/08/18	06/08/23	15,000	14,811	14,700	4.67
	(1.00% Floor)
Communications Equipment
Sorenson Communications, LLC
First Lien Secured Term Loan	L+ 6.50%	9.05%	03/15/19	03/15/24	5,250	5,093	5,092	1.62

Data Processing & Outsourced Services
FPT Operating Company, LLC/
TLabs Operating Company, LLC
First Lien Secured Term Loan	L+ 8.25%	10.74%	12/23/16	12/23/21	25,229	24,957	24,548	7.79
	(1.00% Floor)
Department Stores
Mills Fleet Farm Group, LLC
First Lien Secured Term Loan	L+ 6.25%	8.75%	10/24/18	10/24/24	14,963	14,684	14,670	4.66
	(1.00% Floor)
Distributors
Crown Brands, LLC
First Lien Secured Term Loan	L+ 8.00%	10.50%	01/28/19	01/25/24	5,950	5,806	5,807	1.84
	(1.50% Floor)
First Lien Secured Delayed Draw Loan(7)	L+ 8.00%	10.50%	01/28/19	01/25/24	-	-	-	-
	(1.50% Floor)
					5,950	5,806	5,807	2
Diversified Support Services
Account Control Technology Holdings, Inc.
First Lien Secured Term Loan	L+ 8.75%	11.49%	04/28/17	04/28/22	622	610	622	0.20
	(1.00% Floor)
ImageOne Industries, LLC
First Lien Secured Term Loan	L+ 10.00%	12.50%	01/11/18	01/11/23	7,204	7,038	6,988	2.22
	(1.00% Floor)	(2.00% PIK)
NNA Services, LLC
First Lien Secured Term Loan	L+ 7.00%	9.60%	10/16/18	10/16/23	10,369	10,180	10,138	3.22
	(1.00% Floor)
Quest Events, LLC
First Lien Secured Term Loan	L+ 6.00%	8.60%	12/28/18	12/28/24	10,915	10,706	10,697	3.40
	(1.00% Floor)
First Lien Secured Revolving Loan(7)	L+ 6.00%	8.60%	12/28/18	12/28/24	-	-	-	-
	(1.00% Floor)
					29,110	28,534	28,445	9.04

7

 WhiteHorse Finance, Inc.

Consolidated Schedule of Investments (Unaudited) - (continued)

March 31, 2019

(in thousands)

Investment Type(1)	Spread Above Index(2)	Interest Rate(3)	Acquisition Date(10)	Maturity Date	Principal/ Share Amount	Amortized Cost	Fair Value(11)	Fair Value As A Percentage of Net Assets
Food Retail
AG Kings Holdings, Inc.
First Lien Secured Term Loan	L+ 11.95%	14.55%	08/10/16	08/10/21	13,046	$12,780	$11,089	3.52%
	(1.00% Floor)	(2.00% PIK)
Crews of California, Inc.
First Lien Secured Term Loan	L+ 11.00%	13.48%	11/20/14	11/20/19	10,101	10,077	10,000	3.17
	(1.00% Floor)	(1.00% PIK)
First Lien Secured Revolving Loan	L+ 11.00%	13.48%	06/05/15	11/20/19	5,185	5,168	5,133	1.63
	(1.00% Floor)	(1.00% PIK)
First Lien Secured Delayed Draw Loan	L+ 11.00%	13.48%	03/27/15	11/20/19	2,901	2,892	2,872	0.91
	(1.00% Floor)	(1.00% PIK)
					31,233	30,917	29,094	9.23
Health Care Facilities
Grupo HIMA San Pablo, Inc.
First Lien Secured Term Loan	L+ 9.00%	11.75%	04/01/18	05/31/19	13,881	13,881	12,215	3.88
	(1.50% Floor)
Second Lien Secured Term Loan(8)	N/A	15.75%	02/01/13	07/31/18	1,028	1,024	103	0.03
		(2.00% PIK)
					14,909	14,905	12,318	3.91
Health Care Services
PMA Holdco, LLC
First Lien Secured Term Loan	L+ 7.50%	10.10%	06/28/18	06/28/23	14,781	14,514	14,540	4.62
	(1.00% Floor)
Home Furnishings
Sure Fit Home Products, LLC
First Lien Secured Term Loan	L+ 9.50%	12.11%	10/26/18	07/13/22	5,460	5,363	5,371	1.71
	(1.00% Floor)
Human Resources & Employment Services
Pluto Acquisition Topco, LLC
First Lien Secured Term Loan	L+ 6.56%	9.30%	01/31/19	01/31/24	12,543	12,300	12,292	3.90
	(1.00% Floor)
Internet Retail
Clarus Commerce, LLC
First Lien Secured Term Loan	L+ 8.39%	10.89%	03/09/18	03/09/23	17,100	16,940	17,100	5.43
	(1.00% Floor)
Internet Services & Infrastructure
London Trust Media Incorporated
First Lien Secured Term Loan	L+ 8.00%	10.74%	02/01/18	02/01/23	10,781	10,657	10,707	3.40
	(1.00% Floor)
StackPath, LLC & Highwinds Capital, Inc.
Second Lien Secured Term Loan	L+ 9.50%	12.33%	02/03/17	02/02/24	18,567	18,256	15,218	4.83
	(1.00% Floor)	(12.33% PIK)
					29,348	28,913	25,925	8.23
Investment Banking & Brokerage
Arcole Acquisition Corp(5)
First Lien Secured Term Loan A	L+ 7.25%	9.88%	11/29/18	11/30/23	7,493	7,364	7,380	2.34
	(1.00% Floor)
First Lien Secured Term Loan B	L+ 14.50%	17.13%	11/29/18	11/30/23	1,854	1,822	1,826	0.58
	(1.00% Floor)	(1.50% PIK)
JVMC Holdings Corp.
First Lien Secured Term Loan	L+ 6.50%	9.00%	02/28/19	02/28/24	17,378	17,207	17,211	5.46
	(1.00% Floor)
First Lien Secured Delayed Draw Loan(7)	L+ 6.50%	9.00%	02/28/19	02/28/24	-	-	-	-
	(1.00% Floor)
					26,725	26,393	26,417	8.38
IT Consulting & Other Services
AST-Applications Software Technology LLC
First Lien Secured Term Loan	L+ 8.00%	10.50%	01/10/17	01/10/23	4,225	4,163	4,098	1.30
	(1.00% Floor)	(1.00% PIK)
Leisure Facilities
Planet Fit Indy 10 LLC
First Lien Incremental Term Loan	L+ 7.25%	9.86%	11/30/17	03/07/22	12,890	12,673	12,822	4.07
	(1.00% Floor)
First Lien Initial Delayed Draw Loan	L+ 7.25%	9.96%	11/30/17	03/07/22	6,167	6,149	6,134	1.95
	(1.00% Floor)
First Lien Initial Term Loan	L+ 7.25%	9.86%	11/30/17	03/07/22	130	129	129	0.04
	(1.00% Floor)
Lift Brands, Inc.
First Lien Secured Term Loan	L+ 7.00%	9.60%	04/16/18	04/16/23	10,831	10,647	10,523	3.34
	(1.00% Floor)
First Lien Secured Revolving Loan(7)	P+ 6.00%	11.50%	04/16/18	04/16/23	203	200	191	0.06
	(1.00% Floor)
Honors Holdings, LLC
First Lien Secured Term Loan	L+ 8.80%	11.45%	07/17/18	07/17/23	7,500	7,403	7,355	2.33
	(0.00% Floor)
					37,721	37,201	37,154	11.79
Other Diversified Financial Services
Sigue Corporation(4)
Second Lien Secured Term Loan	L+ 12.00%	14.60%	12/27/13	09/30/19	24,904	24,905	24,358	7.73
	(1.00% Floor)

8

WhiteHorse Finance, Inc.

Consolidated Schedule of Investments (Unaudited) - (continued)

March 31, 2019

(in thousands)

Investment Type(1)	Spread Above Index(2)	Interest Rate(3)	Acquisition Date(10)	Maturity Date	Principal/ Share Amount	Amortized Cost	Fair Value(11)	Fair Value As A Percentage of Net Assets
Packaged Foods & Meats
Lenny & Larry's, LLC
First Lien Secured Term Loan	L+ 8.02%	10.50%	05/15/18	05/15/23	12,327	$12,124	$11,957	3.80%
	(1.00% Floor)	(1.19% PIK)
Research & Consulting Services
Nelson Worldwide, LLC
First Lien Secured Term Loan	L+ 8.75%	11.55%	01/09/18	01/09/23	13,869	13,607	13,481	4.28
	(1.00% Floor)
Restaurants
LS GFG Holdings Inc.
First Lien Secured Term Loan	L+ 6.00%	8.48%	11/30/18	11/19/25	10,314	10,019	9,994	3.17
	(0.00% Floor)
Specialized Finance
Golden Pear Funding Assetco, LLC(5)
Second Lien Secured Term Loan	L+ 10.50%	12.99%	09/20/18	03/20/24	17,500	17,183	17,150	5.44
	(1.00% Floor)
Oasis Legal Finance, LLC(5)
Second Lien Secured Term Loan	L+ 10.75%	13.24%	09/09/16	03/09/22	20,000	19,786	20,000	6.35
	(1.00% Floor)
					37,500	36,969	37,150	11.79
Technology Hardware, Storage & Peripherals
Source Code Midco, LLC
First Lien Secured Term Loan	L+ 8.25%	10.99%	05/04/18	05/04/23	14,000	13,713	13,720	4.36
	(1.00% Floor)
Trucking
Sunteck / TTS Holdings, LLC
Second Lien Secured Term Loan	L+ 9.00%	11.61%	12/15/16	06/15/22	3,500	3,464	3,500	1.11
	(1.00% Floor)
Total Debt Investments					469,745	463,163	454,823	144.38

Equity Investments
Advertising
Fluent, Inc.(4)(9)	N/A	N/A	11/28/17	N/A	187	$560	$1,021	0.32%

Diversified Support Services
Quest Events, LLC
Preferred Units(4)	N/A	N/A	12/28/18	12/08/25	317	317	317	0.10

Food Retail
Crews of California, Inc. Warrants (4)	N/A	N/A	11/20/14	12/31/24	-	-	6	-
Nicholas & Associates, LLC Warrants(4)	N/A	N/A	11/20/14	12/31/24	2	-	131	0.04
Pinnacle Management Group, LLC Warrants(4)	N/A	N/A	11/20/14	12/31/24	2	-	131	0.04
RC3 Enterprises, LLC Warrants(4)	N/A	N/A	11/20/14	12/31/24	2	-	131	0.04
					6	-	399	0.12

Health Care Services
PMA Holdco, LLC Warrants(4)	N/A	N/A	06/28/18	06/28/28	8	-	441	0.14

Other Diversified Financial Services
RCS Creditor Trust Class B Units(4)(6)	N/A	N/A	10/01/17	N/A	143	-	6	-

SFS Global Holding Company Warrants(4)	N/A	N/A	06/28/18	12/28/25	-	-	-	-

Sigue Corporation Warrants(4)	N/A	N/A	06/28/18	12/28/25	10	1,179	1,594	0.51
					153	1,179	1,600	0.51
Specialized Finance
NMFC Senior Loan Program I LLC Units (4)(5)(6)	N/A	N/A	08/13/14	08/31/21	10,000	10,029	9,584	3.04

Trucking
Fox Rent A Car, Inc. Warrants(4)	N/A	N/A	10/26/16	12/31/22	-	-	200	0.06

Total Equity Investments					10,671	12,085	13,562	4.29

Total Investments					480,416	$475,248	$468,385	148.67%

9

WhiteHorse Finance, Inc.

Consolidated Schedule of Investments (Unaudited) - (continued)

March 31, 2019

(in thousands)

(1) Except as otherwise noted, all investments are non-controlled/non-affiliate investments as defined by the Investment Company Act of 1940, as amended (the “1940 Act”), and provide collateral for the Company’s credit facility.

(2) The investments bear interest at a rate that may be determined by reference to the London Interbank Offered Rate (“LIBOR” or “L”), which resets monthly, quarterly or semiannually, or the U.S. Prime Rate as published by the Wall Street Journal (“Prime” or “P”). The one, three and six-month LIBOR were 2.5%, 2.6% and 2.7%, respectively, as of March 31, 2019. The Prime was 5.5% as of March 31, 2019.

(3) The interest rate is the “all-in-rate” including the current index and spread, the fixed rate, and the payment-in-kind (“PIK”) interest rate, as the case may be.

(4) The investment or a portion of the investment does not provide collateral for the Company’s credit facility.

(5) Not a qualifying asset under Section 55(a) of the 1940 Act. Under the 1940 Act, the Company may not acquire any non-qualifying asset unless, at the time the acquisition is made, qualifying assets represent at least 70% of total assets. Qualifying assets represented 89%, of total assets as of the date of the consolidated schedule of investments.

(6) Investment is a non-controlled/affiliate investment as defined by the 1940 Act.

(7) The investment has an unfunded commitment in addition to any amounts presented in the consolidated schedule of investments as of March 31, 2019.

(8) The investment is on non-accrual status.

(9) The fair value of the investment was determined using observable inputs. There are no legal restrictions on sales of the investment.

(10) Except as otherwise noted, all of the Company’s portfolio company investments, which as of the date of the consolidated schedule of investments represented 148% of the Company’s net assets or 90% of the Company’s total assets, are subject to legal restrictions on sales.

(11) Except as otherwise noted, the fair value of each investment was determined using significant unobservable inputs.

(12) The investment was comprised of two contracts, which were indexed to different base rates, L and P, respectively. The Spread Above Index and Interest Rate presented represent the weighted average of both contracts.

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Contacts

WhiteHorse Finance, Inc.

Stuart Aronson, 212-506-0500

saronson@higwhitehorse.com

or

WhiteHorse Finance, Inc.

Edward J. Giordano, 305-379-2322

egiordano@higwhitehorse.com

or

Prosek Partners

Sean Silva, 646-818-9122

ssilva@prosek.com

Source: WhiteHorse Finance, Inc.

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